Exhibit 10.2

FOURTH AMENDMENT TO THE BANK CREDIT NOTE 307.001.181, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA., ON OCTOBER 31ST 2012, IN FAVOR OF BANCO DO BRASIL S.A., IN THE AMOUNT OF R$ 400,000,000.00 (FOUR HUNDRED MILLION REAIS).

PREAMBLE:
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ISSUER – NEXTEL TELECOMUNICAÇÕES LTDA, a limited company with headquarters at 14171 Nações Unidas Avenue, 27th floor, Rochavera Corporate Towers, Crystal Tower, city of São Paulo, State of São Paulo, registered in CNPJ/MF (National Registry of Legal Entity) 66.970.229/0001-67, herein represented by the undersigned and qualified persons.
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CREDITOR – BANCO DO BRASIL S.A., joint stock company, headquartered in Brasilia, Federal Capital, at SAUN Qd 5 lt B - Tower I - Ed.BB – zip code 70.040-912, registered with CNPJ 00.000.000/0001-91, by its subsidiary, Large Corporate Agency 3070, located in the city of São Paulo, State of São Paulo, 2300 Paulista Avenue, 2nd floor, Cerqueira César, registered in CNPJ/MF 00.000.000/1947-00, represented by its legal representatives, in the form of its bylaws.
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GUARANTOR - NEXTEL PARTICIPAÇÕES LTDA., a limited company with headquarters at 14171 Nações Unidas Avenue, 26th floor, Room A, Rochavera Corporate Towers, Crystal Tower, city of São Paulo, State of São Paulo, registered in CNPJ/MF 00.169.369/0001-22, herein represented by the undersigned and qualified persons.
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WHEREAS, on October 31st 2012, the ISSUER issued in favour of CREDITOR the Bank Credit Note 307.001.181 in the principal amount of R$ 400,000,000.00 (four hundred million reais) (the “Note”);

WHEREAS, on February 13th 2015, the ISSUER and the CREDITOR executed the first amendment of the Note, changing, among other conditions, the interest rate on debt balances verified in the Loan Account and including the additional secured collateral to fulfill the obligations contained therein (the "First Amendment");

WHEREAS, on June 25th 2015, the ISSUER and the CREDITOR executed the second amendment to the Notes, changing, among other conditions, the form of payment and the interest rate on debt balances (the "Second Amendment");

WHEREAS, on February 24th 2017, the ISSUER and the CREDITOR executed the third amendment to the Note, changing, among other conditions, the form of payment on debt balances (the "Third Amendment" and, together with the First Amendment, Second Amendment and the Note, "CCB"); and

WHEREAS the ISSUER and the CREDITOR intend to amend CCB in order to change the terms of payments

RESOLVE the parties to celebrate the present Fourth Amendment to the Bank Credit Note 307.001.181 (“Fourth Amendment”), subject to the following terms and conditions.

SECTION ONE – INTRODUCTION – The introduction of the CCB shall be in force with the following wording:

“1. INTRODUCTION:

1.1. - ISSUER:
Company name: NEXTEL TELECOMUNICAÇÕES LTDA. (“ISSUER”)
CNPJ: 66.970.229/0001-67
Address: 14171 Nações Unidas Avenue, 27th floor, Rochavera Corporate Towers, Crystal Tower
City: São Paulo     State: SP
Zip Code: 04.794-000
Agency: Large Corporate SP 3070 (SP)
Checking account: 5.567-0 (“Checking Account”)

1.2. – CREDIT OPERATION DATA:
Amount: R$ 400,000,000.00 (four hundred million reais) (“Principal”)
Final maturity: October 31st 2019
Payment Dates of Financial Charges: monthly from July 1st 2016 (exclusive) ("Payment Dates of Charges").
Number of copies of this Bank Credit Note: 1 (one) negotiable and 2 (two) non-negotiable copies“

SECTION TWO – CREDIT – The Section 1 of the CCB shall be in force with the following wording:

“1. CREDIT – on the payment dates set forth in Section 9 below, until October 31st 2019, and in accordance with the schedule indicated in Appendix I, we will pay, in national currency, for this Bank Credit Note ("Note"), the characteristics of which are described in the preambular table, to BANCO DO BRASIL SA ("CREDITOR"), a financial institution headquartered in the city of Brasília, Federal District, SAUN Qd 5 lt B - Tower I - Ed.BB – zip code 70.040-912, registered in CNPJ 00.000.000/0001-91, represented by its subsidiary, Large Corporate Agency SP 3070 (SP), located in the city of São Paulo, State of São Paulo, at 2300 Paulista Avenue, 2nd floor, Cerqueira César, registered in CNPJ/MF 00.000.000/1947-00, or to its order, in the place of payment indicated in the Local Payment Section, the net indebtedness, certain and due, corresponding to the amount in item 1.2 of the preamble ("Principal"), plus Financial Charges as provided for in this Note.”

SECTION THREE – PAYMENT FORM AND REPLACEMENT OF PAYMENT SCHEDULE – the Parties resolve to change the amounts set forth in the payment schedule of Principal, so that the payment dates of the next installments of Principal, in the amount of R$ 46,297,011.50, due on July 31st 2017; in the amount of R$ 9,259,402.30, due on August 31st 2017; and in the amount of R$ 9,259,402.30, due on October 1st 2017, will automatically be extended to October 31st 2017, and the schedule of payments contained in Appendix I of the CCB shall become effective as set forth in Appendix A of this Fourth Amendment, and following the rule that when the mature date falls on a non-business day, the mature date will be automatically postponed to the following business day.

SECTION FOUR – DEBT ACCELERATION – the Parties resolve to include a new sub-item (dd), to amend subitems 10.1.1, 10.1.1.1 and clause 10.2.1 of Section 10 of the CCB, as well as include new subitems 10.1.1.2 and 10.1.1.3, which will be in force with the following wording:

“(dd) If the ISSUER, until the occurrence of the event described in section 10.2.1 below, makes the payment of any portion due to CDB (as defined below), and/or does not inform the CREDITOR about said payment, under the terms set forth in item 10.1.1.2 below, unless the ISSUER makes the Mandatory Prepayment, as described in item (b) of section 10.1.1 below.

10.1.1    Mandatory Prepayments. Under penalty of the occurrence of debt acceleration event, the ISSUER shall ("Mandatory Prepayment"):

(a)    in any of the events described in items (bb) or (cc) of item 10.1, and the ISSUER does not cure them and/or revert them within the period indicated in such paragraphs, the ISSUER shall make a Mandatory Prepayment in total amount of R$ 64,815,816.12, to be paid to the CREDITOR within 10 (ten) days after the occurrence of the event, or by the end of the curing period of the respective event (if any), but never after October 31st 2017;

(b)    in the event that the ISSUER makes any payment of any installment of principal owed to CHINA DEVELOPMENT BANK ("CDB"), under the credit agreements 'sinosure and non-sinosure' entered into on April 20th 2012 (“CDB Contracts"), the ISSUER shall make a Mandatory Prepayment in the amount equivalent to the application of the Extraordinary Amortization Percentage multiplied by the Principal, to be paid to the CREDITOR within 5 (five) business days of the date of payment to CDB. For purposes of this item (b), the “Extraordinary Amortization Percentage” is the percentage calculated by (i) the total amount of principal payments made by the ISSUER in favor of CDB according to CDB Contracts, divided by (ii) the total amount of CDB Contracts debt in their respective payment date.

10.1.1.1 The amounts paid as Mandatory Prepayment, as described in item 10.1.1 above, shall be deducted from the next principal instalmment(s) of Principal, under the terms of this Note, always considering, for this purpose, its chronological order.

10.1.1.2 The ISSUER is obliged to expressly confirm to the CREDITOR until August 14th 2017 if the payment of the principal portion (for clarification purposes, no amount as interest payment will be considered), due on August 15th 2017, in the scope of CDB Contracts, will in fact be effected, and shall inform the CREDITOR of the exact amount of the installment to be paid, as well as the exact amount of CDB remaining debt, in order to enable the calculation of the proportion to be amortized in this CCB , in the terms of item 10.1.1 "b", provided that if said payment is not made by the ISSUER to CDB, the hypothesis of Mandatory Prepayment provided for in clause 10.1.1 "b" will not be configured.

10.1.1.3 In case the payment to CDB mentioned in section 10.1.1.2 is made, the ISSUER is obliged to send to the CREDITOR, within 5 business days, the respective receipt of payment to CDB (specifically, the exchange contract that will be entered into) under CDB Contracts, attesting to the effective amortization of the debt with CDB in accordance with the amounts informed to the CREDITOR, pursuant to section 10.1.1.2.

10.2.1    For the purposes of clarification, the debt acceleration events referred to in items (bb), (cc) and (dd) of item 10.1 above shall be effective until the date on which the principal portion due on October 31st 2017 is fully paid, as provided in Appendix I of this

Note. Furthermore, for the purposes of clarification, the expiration of the terms provided for in this clause shall not affect, in any way, the provisions regarding the collection of Assigned Rights, nor the obligations related to the deposit of Minimum Average Value in Restricted Account, in the terms of the Section Two of the First Amendment to the Note, entered into between the Parties on February 13th 2015.”

SECTION FIVE – REGISTER – the ISSUER will register the Fourth Amendment in Register of Securities and Documents of the District of São Paulo. The expenses related to this registration will be due to the ISSUER, which, from now on, authorizes the debiting of the respective amounts in its deposit account number 5567-0, maintained in the agency 3070-8 of the CREDITOR.

Thus adjusted, the CREDITOR, the ISSUER and the GUARANTOR, stating that there is no intention to novate, ratify this Bank Credit Note hereby amended in all its terms, clauses and conditions not expressly changed in this document, including in relation to the real and personal guarantees constituted in the First Amendment, entered into between the Parties on February 13th 2015, which is hereby incorporated into a single and indivisible whole for all purposes of law.

This instrument is issued in 3 (three) copies of equal content, and only the first one will be negotiable. The other copies contain the expression "non-negotiable copy".

São Paulo (SP), July 28, 2017

CREDITOR
BANCO DO BRASIL S.A.
Large Corporate Branch 3070 (SP)

ISSUER
NEXTEL TELECOMUNICAÇÕES LTDA.
CNPJ: 66.970.229/0001-67

GUARANTOR
NEXTEL PARTICIPAÇÕES LTDA.
CNPJ: 00.169.369/0001-22

APPENDIX A
APPENDIX I OF THE CCB
NEW PAYMENT SCHEDULE

BANCO DO BRASIL
	MONTH	DAY	PAYMENT	PRINCIPAL BALANCE
2016				R$ 400.000.000,00
	July	01	R$ 9.259.402,30	R$ 390.740.597,70
	July	31	R$ 9.259.402,30	R$ 381.481.195,40
	August	31	R$ 9.259.402,30	R$ 372.221.793,10
	October	01	R$ 9.259.402,30	R$ 362.962.390,80
	October	31	R$ 9.259.402,30	R$ 353.702.988,50
	December	01	R$ 9.259.402,30	R$ 344.443.586,20
	December	31	R$ 9.259.402,30	R$ 335.184.183,90
2017	January	31	R$ 9.259.402,30	R$ 325.924.781,60
	March	01	R$ 9.259.402,30	R$ 316.665.379,30
	October	31	R$ 74.075.218,40	R$ 242.590.160,90
	December	01	R$ 10.692.724,17	R$ 231.897.436,73
	December	31	R$ 10.692.724,17	R$ 221.204.712,56
2018	January	31	R$ 10.207.768,03	R$ 210.996.944,53
	March	01	R$ 10.207.768,03	R$ 200.789.176,50
	March	31	R$ 10.207.768,03	R$ 190.581.408,47
	May	01	R$ 10.207.768,03	R$ 180.373.640,44
	May	31	R$ 10.207.768,03	R$ 170.165.872,41
	July	01	R$ 10.207.768,03	R$ 159.958.104,38
	July	31	R$ 10.207.768,03	R$ 149.750.336,35
	August	31	R$ 10.207.768,03	R$ 139.542.568,32
	October	01	R$ 10.207.768,03	R$ 129.334.800,29
	October	31	R$ 10.207.768,04	R$ 119.127.032,25
	December	01	R$ 10.207.768,03	R$ 108.919.264,22
	December	31	R$ 10.207.768,03	R$ 98.711.496,19
2019	January	31	R$ 10.207.768,03	R$ 88.503.728,16
	March	01	R$ 10.207.768,03	R$ 78.295.960,13
	March	31	R$ 10.207.768,03	R$ 68.088.192,10
	May	01	R$ 10.207.768,03	R$ 57.880.424,07
	May	31	R$ 10.207.768,03	R$ 47.672.656,04
	July	01	R$ 10.207.768,03	R$ 37.464.888,01
	July	31	R$ 10.207.768,03	R$ 27.257.119,98
	August	31	R$ 10.207.768,03	R$ 17.049.351,95
	October	01	R$ 10.207.768,03	R$ 6.841.583,92
	October	31	R$ 6.841.583,92	R$ 0,00